GUARANTY AGREEMENT

dated as of June 18, 2008

by and among

Comanche Participações do Brasil Ltda.,

Comanche Operações e Participações Societárias Ltda.

Comanche Biocombustiveis de Canitar Ltda.,

Comanche Biocombustiveis de Santa Anita Ltda.,

Comanche Biocombustíveis da Bahia Ltda.,

Comanche Bioenergia do Maranhão Ltda.,

and

Tri-State Title & Escrow, LLC,
in its capacity as Collateral Agent

GUARANTY AGREEMENT

This GUARANTY AGREEMENT, dated as of June 18, 2008 (as amended, modified or supplemented from time to time, this "Guaranty"), is made: (i) by and among COMANCHE PARTICIPAÇÕES DO BRASIL LTDA., a Brazilian limited liability company organized and existing under the laws of Brazil , with its head-office in the city and State of São Paulo, at Rua do Rócio, No. 84, 11th floor, Edíficio Augusto de Arruda Botelho Filho, Zip Code: 04552-000, registered with the General Taxpayers' Registry (CNPJ) under No. 07.751.535/0001-43 ("Participações"), COMANCHE OPERAÇÕES E PARTICIPAÇÕES SOCIETÁRIAS LTDA., a Brazilian limited liability company organized and existing under the laws of Brazil , with its head-office in the city and State of São Paulo, at Rua do Rócio, No. 834, 11thnd. floor, Edíficio Augusto de Arruda Botelho Filho, Zip Code: 04552-000, registered with the General Taxpayers' Registry (CNPJ) under No. 09.266.069/0001-36 ("Operações"), COMANCHE BIOCOMBUSTIVEIS DE CANITAR LTDA., a Brazilian limited liability company organized and existing under the laws of Brazil, with its head-office in the city of Canitar, State of São Paulo, at Rodovia Vicinal Gabriel Ligeiro, Km 04, Água do Barreirinho, Zip Code: 18990-000, registered with the General Taxpayers' Registry (CNPJ) under No. 08.386.602/0001-30 ("Canitar"), COMANCHE BIOCOMBUSTIVEIS DE SANTA ANITA LTDA., a Brazilian limited liability company organized and existing under the laws of Brazil, with its head-office in the city of Tatuí, State of São Paulo, at Bairro Congonhal, s/n.º, Zip Code: 18270-000, registered with the General Taxpayers' Registry (CNPJ) under No. 59.243.733/0001-08 ("Santa Anita"), COMANCHE BIOCOMBUSTIVEIS DA BAHIA LTDA., a Brazilian limited liability company organized and existing under the laws of Brazil, with its head-office in the city of Simões Filho, State of Bahia, at Zona de Indústrias Leves e Médias – ZILM, Lote 25, District 2, 4, 2, Centro Industrial Aratu, Via de Penetração IV, Zip Code: 43700-000, registered with the General Taxpayers' Registry (CNPJ) under No. 02.392.616/0001-80 ("Bahia"); and COMANCHE BIOENERGIA DO MARANHÃO LTDA., a Brazilian limited liability company organized and existing under the laws of Brazil, with its head-office in the city of São Luís, State of Maranhão, at Avenida Colares Moreira, Quadra 28, lote 07, Centro Empresarial Vinícius de Moraes, room 708, Calhau, registered with the General Taxpayers' Registry (CNPJ) under No. 09.206.414/0001-46 ("Maranhão") (and Participações, Operações, Canitar, Santa Anita, Bahia and Maranhão, collectively, the "Comanche Guarantors"), with such Comanche Guarantors herein represented by their attorney-in-fact, Mrs. Carolina Secches, Brazilian citizen, attorney-at-law, married, registered with the Brazilian Bar Association / Rio de Janeiro Chapter under No. 149.019 and with Taxpayer ID No. 248.671.038-88, with office in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Rio Branco, nº 1, 19th floor, setor B; (ii) in favor of TRI-STATE TITLE & ESCROW, LLC, a limited liability company organized and existing under the laws of the State of Maryland, with its head-office at 360 Main Street, P.O. Box 391, Washington, VA 22747, United States of America, acting in its capacity as collateral agent (hereinafter, the "Collateral Agent") for the benefit the Noteholders (as defined below), herein represented by the undersigned.

WHEREAS:

A. Comanche Clean Energy Corporation (the "Company") has agreed to issue and sell up to $70,000,000.00, by aggregate principal amount, of its Senior Secured 12.5% Notes Due June 18, 2013 (the "Transaction Notes"), on the terms and conditions set forth in the Securities Purchase Agreement dated as of June 18, 2008 (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement"), by and among the Company, the Comanche Guarantors and the Buyers named therein, and such Buyers have agreed to purchase such Transaction Notes on the terms and conditions set forth in the Securities Purchase Agreement.

B. Each of the Comanche Guarantors is a subsidiary of the Company and will benefit from the issuance and sale of the Transaction Notes and the use of the proceeds therefrom.

C. Each of the Comanche Guarantors desires to enter into this Guaranty to guarantee Company's Obligations under the Transaction Notes and certain related documents and each such Comanche Guarantor acknowledges that this Guaranty is a necessary inducement to the Buyers to purchase the Transaction Notes.

D. It is a condition precedent to the Buyers purchasing the Notes that each of the Comanche Guarantors executes and delivers this Guaranty to the Collateral Agent.

E. Each Comanche Guarantor has determined that the execution and performance of this Guaranty directly benefits it and is in its best interest.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to purchase the Transaction Notes, each Comanche Guarantor hereby agrees as follows:

Section 1.1 Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Transaction Notes issued pursuant thereto for a statement of the terms thereof. All terms used in this Guaranty, which are defined in Schedule X-2 of the Securities Purchase Agreement and not otherwise defined herein, shall have the same meanings herein as set forth therein.

(b) For purposes of clarity, this Guaranty Agreement is a "Security Document" and a "Note Transaction Document" within the meaning of the Securities Purchase Agreement.

(c) As used herein, the following terms shall have the corresponding meanings set forth below:

"Comanche Parties" means the Company and the Comanche Guarantors.

"Guaranty Termination Date" has the meaning ascribed to such term in Section 2.3.

"Guaranteed Obligations" has the meaning ascribed to such term in Section 2.1.

"Noteholders" means the holders from time to time of the Transaction Notes.

"Note Transaction Documents" means the Securities Purchase Agreement, the Transaction Notes, the Security Documents and the Collateral Agency Agreement.

"Obligations" has the meaning ascribed to such term in Section 2.1.

"Permitted Liens" has the meaning ascribed to such term in the Transaction Notes.

"Security Documents" means this Guaranty, the Quota Pledge Agreements in support of the Guaranteed Obligations and all other Asset Pledge Agreements in support of the Guaranteed Obligations and such other documents as, from time to time, provide security for the repayment of the Guaranteed Obligations.

ARTICLE II
GUARANTY

Section 2.1 Guaranty. Each Comanche Guarantor hereby unconditionally and irrevocably, guaranties, as primary, surety, joint and several obligor (*devedor principal e solidário*) of all Guaranteed Obligations, assuming their full and punctual payment, when due and payable, on demand by the Collateral Agent in accordance with Article III of this Guaranty. For purposes of this Guaranty Agreement the term "Guaranteed Obligations" means:

(a) all present and future obligations of the Company to the Noteholders or the Collateral Agent, in its capacity as collateral agent for the Noteholders, principal or incident under the Note Transaction Documents. Without limiting the generality of the foregoing, the Guaranteed Obligations include the obligation of the Company arising from time to time under or in respect of (i) the due and punctual payment of the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Transaction Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company under the Transaction Notes, and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to the Transaction Notes; and

(b) the due and punctual payment and performance of all obligations of the Comanche Guarantors under the Security Documents and the due and punctual payment and performance of all obligations of the Comanche Parties under the Collateral Agency Agreement, including, for purposes of clarity, all reasonable and reasonably documented costs and out-of-pocket expenses (including reasonable and reasonably documented fees and expenses of one U.S. and one Brazilian counsel) incurred by the Noteholders and/or by Collateral Agent in connection with the successful enforcement of any rights under this Guaranty, the Security Documents and the Collateral Agency Agreement.

(c) This Guaranty constitutes a guaranty of payment and not of collection.

Section 2.2 Guaranty Absolute and Independent.

(a) Each Comanche Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Note Transaction Documents, with express waiver of the rights granted by articles 827, 829, 830, 834, 835, 838 and 839 of the Brazilian Civil Code. The obligations of each Comanche Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Comanche Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Comanche Party or whether any other Comanche Party is joined in any such action or actions. The liability of each Comanche Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Comanche Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Comanche Party or otherwise;

(ii) any taking, exchange, release or non-perfection of any Collateral (as defined in the Security Documents), or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; or

(iii) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Comanche Party.

Section 2.3 Continuing Guaranty

(a) Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect until the date on which the Guaranteed Obligations have been indefeasibly redeemed or paid in full or otherwise satisfied in accordance with the terms of the Note Transaction Documents (other than contingent indemnification obligations in respect of which no claim has been asserted) (such date, the "Guaranty

Termination Date"). From and after the Guaranty Termination Date, the Collateral Agent will promptly upon the request of any Comanche Guarantor, execute and deliver to such Comanche Guarantors such documents as they may reasonably request to evidence the termination or release of this Guaranty and the guarantee hereunder.

(b) Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Noteholders, to the Collateral Agent or any other Person upon the insolvency, bankruptcy or reorganization of any Comanche Party or otherwise, all as though such payment had not been made.

(c) Addition of Guarantors. If, in accordance with Section 9(j) of the Transaction Notes, additional Subsidiaries of the Company are required to become Comanche Guarantors hereunder, the Collateral Agent shall execute and the Company shall cause such Subsidiaries to execute an accession to this Guaranty, in the form of Attachment A hereto, and carry out such actions as are necessary to perfect such Subsidiary's accession to this Guaranty and the guarantee provided hereby.

(d) Release of Guarantors. Notwithstanding the foregoing provisions, if, in accordance with the terms of the Transaction Notes, the Board of Directors of the Company designates an entity that was previously a Comanche Guarantor hereunder to be a Special Purpose Entity; the Company shall provide the Collateral Agent with notice of any such designation, together with a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the provisions of the Transaction Notes. Promptly following the receipt of such notice and related documents, the Collateral Agent shall execute such documents and carry out such actions as are necessary to release such Special Purpose Entity from all obligations under this Guaranty.

Section 2.4 Assigns.

(a) Comanche Guarantors. This Guaranty shall be binding upon each Comanche Guarantor and its successors.

(b) Assignments by Collateral Agent and Noteholders. The Collateral Agent or any Noteholder may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Note Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise, in each case as provided in the Securities Purchase Agreement or such Note Transaction Document.

Section 2.5 Waivers. To the extent permitted by applicable law, each Comanche Guarantor hereby waives the requirement of any notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent exhaust any right or take any action against any Comanche Party or any other Person or any Collateral. Each Comanche Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that

the waiver set forth in this Section 2.5 is knowingly made in contemplation of such benefits. Each Comanche Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 2.6 Subrogation. The Comanche Guarantors may not exercise any rights that they may now or hereafter acquire against any party to the Note Transaction Documents or any other guarantor that arise from the payment, performance or enforcement of the Guaranteed Obligations, prior to the total performance of the Guaranteed Obligations.

Section 2.7 Representations, Warranties and Covenants.

(a) Each Comanche Guarantor hereby represents and warrants as of the date first written above as follows:

(i) Such Comanche Guarantor (A) is a limited liability company duly organized, validly existing and, to the extent legally applicable, in good standing under the laws of Brazil, (B) has all requisite limited liability company power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Note Transaction Document to which such Comanche Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and, to the extent legally applicable, is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect (as defined on the Securities Purchase Agreement).

(ii) The execution, delivery and performance by such Comanche Guarantor of this Guaranty and each other Note Transaction Document to which such Comanche Guarantor is a party (A) have been duly authorized by all necessary limited liability company action, (B) do not and will not contravene its articles of organization or any applicable law in any material respect or any contractual restriction binding on each Comanche Guarantor or its properties (except where the contravention of such contractual restriction would not result in a Material Adverse Effect), (C) do not and will not result in or require the creation of any Lien (other than Permitted Liens or pursuant to any Note Transaction Document) upon or with respect to any of its properties, and (D) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties unless such default, noncompliance, suspension, revocation, impairment, forfeiture or non-renewal would not have a Material Adverse Effect.

(iii) Except for the registration of this Agreement on the competent Register of Title and Deeds of the States of São Paulo, Bahia and Maranhão ("*Registro de Títulos e Documentos*") and the registration of other documents as

expressly provided for in any of the other Note Transaction Documents, no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by such Comanche Guarantor of this Guaranty or any of the other Note Transaction Documents to which such Comanche Guarantor is a party.

(iv) Each of this Guaranty and the other Note Transaction Documents to which such Comanche Guarantor is or will be a party will be a legal, valid and binding obligation of each Comanche Guarantor, enforceable against each Comanche Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or fraudulent conveyance.

(v) There is no pending or, to the knowledge of such Comanche Guarantor, threatened action, suit or proceeding against such Comanche Guarantor or to which any of the properties of such Comanche Guarantor is subject, before any court or other governmental authority or any arbitrator that if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(vi) Such Comanche Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement, the Transaction Notes and the other Note Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Comanche Parties, and (C) has no need of, or right to obtain from any Noteholder, any credit or other information concerning the affairs, financial condition or business of the Company or the other Comanche Parties.

(b) Each Comanche Guarantor covenants and agrees that until indefeasible full and final payment of the Guaranteed Obligations (other than contingent indemnification obligations in respect of which no claim has been asserted), it will comply with each of the covenants (to the extent applicable to limited liability companies organized under the Brazilian laws) which are set forth in Section 4 of the Securities Purchase Agreement as if each Comanche Guarantor were a party thereto.

Section 2.8 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, and whenever the Guaranteed Obligations become due and payable by the Comanche Guarantors under this Guaranty Agreement, any Noteholder may, and is hereby authorized to, at any time and from time to time, to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Noteholder to or for the credit or the account of each Comanche Guarantor against any and all obligations of each Comanche Guarantor now or hereafter existing under this Guaranty or any other Note Transaction Document, irrespective of whether or not any Noteholder shall have made any demand under this Guaranty or any other Note Transaction Document. The rights of any Noteholder under this Section 2.8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Noteholder may have under this Guaranty or any other Note Transaction Document in law or otherwise.

ARTICLE III
MISCELLANEOUS

Section 3.1 Coordination of Action. It is the objective of the Noteholders to coordinate their approach to the taking of all action under the Note Transaction Documents. Accordingly and for the purpose of clarity, no Noteholder shall have any right to take any action with respect to the guaranty granted hereby or the Collateral pledged in support of the Guaranteed Obligations independently of the Collateral Agent (other than to direct the Collateral Agent to take action in compliance with the Collateral Agency Agreement).

Section 3.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered to Comanche Guarantors, to the addresses set forth below, or to the Collateral Agent or any Noteholder, at their respective address set forth in the Securities Purchase Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 3.2. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received; (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; (iii) if delivered by hand, upon delivery, provided same is on a Business Day and, if not, on the next Business Day or (iv) one (1) Business Day after delivered by an overnight courier service in each case properly addressed to the party to receive the same.

Comanche Guarantors:

c/o Maples Corporate Services Limited
PO Box 309 Ugland House
Grand Cayman, KY1-1104 Cayman Islands
Tel: 345-949-8066 Fax: 345-949-8080
Attention: Tina Meigh
Email: Tina.Meigh@MAPLESANDCALDER.com

With a copy to:

FondElec
One Dock Street, Stamford, CT 06902 USA
Tel: 203-326-4570
Fax: 203-326-4578
Attn: Thomas Cauchois
Email: tcauchois@fondelec.com

With a copy to:

Trench, Rossi e Watanabe Advogados
Av. Rio Branco, 1, 19th Floor
Rio de Janeiro, RJ 20090-003
Tel: 55-21-2206-4921
Fax: 55-21-2206-4949
Attn: Joaquim de Paiva Muniz, Esq.
Email: joaquim.p.muniz@bakernet.com

Section 3.3 CONSENT TO JURISDICTION: SERVICE OF PROCESS AND VENUE. THIS AGREEMENT CONSTITUTES A "*TITULO EXECUTIVO EXTRA-JUDICIAL*" ACCORDING TO THE TERMS OF ARTICLE 585, ITEM II, OF THE BRAZILIAN CODE OF CIVIL PROCEDURE AND ANY DISPUTES ARISING THEREFROM OR IN CONNECTION THEREWITH SHALL BE RESOLVED BEFORE THE COURTS OF THE CITY OF SÃO PAULO, WITH EXPRESS WAIVER OF ANY OTHER VENUE.

Section 3.4 Taxes.

(a) All payments made by each Comanche Guarantor hereunder or under any other Transaction Document shall be made free and clear of and without deduction for any present or future taxes (*tributos*), levies, deductions, contributions, charges or withholdings, and all liabilities with respect thereto, including the income taxes (*imposto de renda retido na fonte*) established by Brazilian legislation, if applicable, and excluding taxes imposed on the net income of any Noteholder by the jurisdiction in which such Noteholder is organized or any jurisdiction where it has its principal lending office or where the Noteholder's business creates an income tax liability for which withholding is required to be made by each Comanche Guarantor (all such non-excluded taxes, levies, imposts, deductions, charges, withholding and liabilities, collectively or individually, "Taxes"). If each Comanche Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i) the amount so payable shall be increased to the extent necessary to that after making all required deductions and withholdings (including Taxes on amounts payable to any Noteholder) each Noteholder receives an amount equal to the sum it would have received had no such deduction or withholding been made;

(ii) such Comanche Guarantor shall make such deduction or withholding;

(iii) such Comanche Guarantor shall pay the full amount deducted or withhold to the relevant taxation authority in accordance with applicable law; and

(iv) as promptly as possible thereafter, such Comanche Guarantor shall send the Noteholder an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Collateral Agent, as the case may be) showing payment. In addition, each Comanche Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levier that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Note Transaction Document.

(b) If any Comanche Guarantor fails to perform any of its obligations under this Section 3.4, such Comanche Guarantor shall indemnify the Collateral Agent and each Noteholder for any taxes, interest or penalties that may become payable as a result of any such failure.

Section 3.5 Miscellaneous

(a) Each Comanche Guarantor will make each cash payment due hereunder in lawful money of the United States of America and immediately available funds according to the Collateral Agent or Noteholders instructions.

(b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by each Comanche Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Comanche Guarantors and Collateral Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any other Note Transaction Document shall operate as a waiver hereof, nor shall any single of partial exercise of any right hereunder or under any Note Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent for the benefit of the Noteholders provided herein and in the other Note Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent for the benefit of the Noteholders under any Note Transaction Document against any party hereto are not conditional or contingent on any attempt by the Collateral Agent or any Noteholder to exercise any of their respective rights under any other Note Transaction Document against such party or against any other Person.

(d) Any provision of the Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Guaranty shall (i) be binding on each Comanche Guarantor and its successors, and (ii) inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Noteholders and their

respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent and any Noteholder may assign or otherwise transfer its rights and obligations under the Securities Purchase Agreement and such assignee shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent for the benefit of the Noteholders (and the obligations related thereto), as the case may be, herein or otherwise. None of the rights or obligations of any Comanche Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.

(f) This Guaranty, together with the Note Transaction Documents, reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

Section 3.6 Governing Law. This Guaranty shall be governed by and construed in accordance with the law of Brazil without regard to conflict of law principles.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Comanche Guarantors and the Collateral Agent has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

TRI-STATE TITLE & ESCROW, LLC
in its capacity as Collateral Agent

[signature]

Name: Valli X. Kirimlis
Title: Manager

STATE OF VIRGINIA
COUNTY OF FAIRFAX: to wit)

The foregoing instrument was acknowledged before me on June 18, 2008, by Valli X. Kirimlis, as Manager of Tri-State Title & Escrow, LLC, who is authorized to sign on behalf of the corporation.

[signature]

Notary Public: Barbara J. Surlas
My commission exp: 5/[illegible]

BARBARA J. SURLAS NOTARY PUBLIC REG# 7109585 COMMONWEALTH OF VIRGINIA

Continuation of the signature page of Guaranty Agreement among Comanche Participações do Brasil Ltda., Comanche Operações e Participações Societárias Ltda., Comanche Biocombustiveis de Canitar Ltda., Comanche Biocombustiveis de Santa Anita Ltda., Comanche Biocombustiveis da Bahia Ltda., Comanche Bioenergia do Maranhão Ltda. Tri-State Title & Escrow, LLC, in its capacity as Collateral Agent

COMANCHE OPERAÇÕES E PARTICIPAÇÕES SOCIETÁRIAS LTDA.

By: Carolina Secches
Title: Attorney-in-fact

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.

By: Carolina Secches
Title: Attorney-in-fact

COMANCHE BIOCOMBUSTIVEIS DE SANTA ANITA LTDA.

By: Carolina Secches
Title: Attorney-in-fact

COMANCHE BIOCOMBUSTIVEIS DE CANITAR LTDA.

By: Carolina Secches
Title: Attorney-in-fact

COMANCHE BIOCOMBUSTIVEIS DA BAHIA LTDA.

By: Carolina Secches
Title: Attorney-in-fact

COMANCHE BIOENERGIA DO MARANHÃO LTDA.

By: Carolina Secches
Title: Attorney-in-fact

Witnesses:

1. ______________________
Name:
ID Card:

2. ______________________
Name:
ID Card:

ATTACHMENT A
FORM OF ACCESSION AGREEMENT

Reference is hereby made to the Guaranty Agreement, dated as of June 18, 2008 a copy of which is attached to this Accession Agreement (as amended, modified or supplemented from time to time, the "Guaranty"), entered by and among Comanche Participações do Brasil Ltda., Comanche Biocombustiveis de Canitar Ltda., Comanche Biocombustiveis de Santa Anita Ltda., Comanche Biocombustiveis da Bahia Ltda. and Comanche Bioenergia do Maranhão Ltda. (collectively, the "Comanche Guarantors"), each of which is a Brazilian limited liability company organized and existing under the laws of Brazil, in favor of TRI-STATE TITLE & ESCROW, LLC, a limited liability Company organized and existing under the laws of the State of Maryland, in its capacity as Collateral Agent for the Noteholders.

By this document (the "Accession Agreement"), the undersigned [NAME OF NEW COMANCHE GUARANTOR], a [Brazilian limited liability company organized and existing under the laws of Brazil], with its head-office in the city and State of [____], at [____], Zip Code: [______], registered with the General Taxpayers' Registry (CNPJ) under No. [______] (the "New Comanche Guarantor") and herein represented by its [*title of representative(s)*], Mr. [*please insert complete name, address, marital status, profession, RG and CPF*] and Mr. [*please insert complete name, address, marital status, profession, RG and CPF*] hereby indicates its agreement to be considered a Comanche Guarantor as if it had signed the Guaranty on the original date thereof.

WITNESSETH:

WHEREAS, the New Comanche Guarantor is a subsidiary of the Company and will benefit from the Company's performance of the Transaction Notes;

WHEREAS, the New Comanche Guarantor desires to enter into the Guaranty to guarantee the Company's Obligations under the Transaction Notes and certain related documents; and

WHEREAS, the New Comanche Guarantor has determined that the execution and performance of the Guaranty directly benefits it and is in its best interest;

NOW, THEREFORE, in consideration of the premises and the agreements set forth in the Guaranty, the New Comanche Guarantor hereby agrees to be bound by the terms of the Guaranty as if such New Comanche Guarantor were an original Comanche Guarantor signatory thereto.

[Signature page follows.]

IN WITNESS WHEREOF, the New Comanche Guarantor and the Collateral Agent have caused this Accession Agreement to be executed by its respective duly authorized officer, as of the date first above written.

TRI-STATE TITLE & ESCROW, LLC

By ____________________________
Name:
Title:

By ____________________________
Name:
Title:

[NAME OF NEW COMANCHE GUARANTOR]

By ____________________________
Name:
Title:

By ____________________________
Name:
Title:

Witnesses:

1. ____________________________
Name:
ID Card:

2. ____________________________
Name:
ID Card: